EXHIBIT 21.1

Name	Jurisdiction of Incorporation

Analogy UK Ltd.	United Kingdom
Angel HiTech Limited	Bermuda
Avant! Asia Investment Holdings, Ltd.	British Virgin Islands
Avant! China Holdings, Ltd.	Bermuda
Avant! Corporation GmbH	Germany
Avant! Corporation Limited	United Kingdom
Avant! Europe Manufacturing Ltd.	Ireland
Avant! France SARL	France
Avant! Global Investment Holdings, Ltd.	Bermuda
Avant! Global Technologies Ltd.	Ireland
Avant! HiTech Corporation	Taiwan
Avant! International Distribution Ltd.	Ireland
Avant! Japan Corporation	Japan
Avant! Korea Co., Ltd.	Korea
Avant! LLC	Delaware
Avant! Microelectronics (Shanghai) Company Limited	China
Avant! Software & Development Centre (India) Private Limited	India
Avant! Software (Israel) Ltd.	Israel
Avant! Taiwan Holdings, Ltd.	Bermuda
Avant! UK Ltd.	United Kingdom
Avant! Worldwide Holdings, Ltd.	Bermuda
Avanticorp Hong Kong Limited	Hong Kong
CIDA Technology, Inc.	California
Co-Design Automation Ltd.	United Kingdom
Compass Design Automation Europe, EURL	France
Compass Design Automation International, B.V.	the Netherlands
Crystal VC	Cayman Island
inSilicon Corporation	Delaware
inSilicon GmbH	Germany
inSilicon International, Inc.	Delaware
inSilicon Limited	United Kingdom
Maingate Electronics, Inc.	Japan
Maude Avenue Land Corporation	Delaware
Nexus IC Asia Corporation	Cayman Island
Nexus IC Corporation	Cayman Island
Nihon Synopsys K.K.	Japan
Numerical Technologies, Inc.	Delaware
Numerical Technology, Inc.	Taiwan
Synopsys (India) EDA Software Private Limited	India
Synopsys (India) Private Limited	India
Synopsys (Northern Europe) Limited	United Kingdom

Name	Jurisdiction of Incorporation

Synopsys (Singapore) Pte. Limited	Singapore
Synopsys Canada Holdings ULC	Canada
Synopsys Canada Holdings, Inc.	Delaware
Synopsys Canada ULC	Canada
Synopsys Denmark ApS	Denmark
Synopsys Finland OY (Smartech)	Finland
Synopsys GmbH	Germany
Synopsys Holding Company	Delaware
Synopsys International Inc. (FSC)	Barbados
Synopsys International Limited	Ireland
Synopsys International Old Limited	Ireland
Synopsys International Services, Inc.	Delaware
Synopsys Ireland Limited	Ireland
Synopsys Ireland Resources	Ireland
Synopsys Israel Limited	Israel
Synopsys Italia s.r.l.	Italy
Synopsys Korea, Inc. (Yuhan Hoesa Synopsys Korea)	Korea
Synopsys Merger Holdings, LLC	Delaware
Synopsys Netherlands BV	the Netherlands
Synopsys SARL	France
Synopsys Scandinavia AB	Sweden
Synopsys Taiwan Limited	Taiwan
Technology Modeling Associates Limited	United Kingdom
Viewlogic Asia Corporation	Massachusetts
Viewlogic Europe BV	Netherlands
Viewlogic Securities Corp.	Massachusetts
Viewlogic Systems Limited	United Kingdom
Xynetix Design Systems GmbH	Germany
Xynetix Design Systems Limited	United Kingdom